Exhibit 4.10(d)

THIRD SUPPLEMENTAL INDENTURE

This Supplemental Indenture, dated as of April 20, 2006 (this “Supplemental Indenture”), among AMC Entertainment Inc. (together with its successors and assigns, the “Company”), each Guarantor under the Indenture referred to below and set forth on the signature pages hereto, and HSBC Bank USA, National Association, as Trustee (the “Trustee”) under the Indenture referred to below.

W I T N E S S E T H :

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of August 18, 2004 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of December 23, 2004 (the “First Supplemental Indenture”), among the Company, the Guarantors named therein and the Trustee, and as further supplemented by the Second Supplemental Indenture, dated as of January 26, 2006 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), among the Company, the Guarantors named therein and the Trustee, providing for the issuance of 8⅝% Senior Notes due 2012 of the Company (the “Securities”);

WHEREAS, Section 4.08 of the Indenture provides that if a Guarantor is released and discharged in full from its obligations under its Guarantees of (a) the Credit Facility and related documentation and (b) all other Indebtedness of the Company and its Subsidiaries, then the Guarantee of such Guarantor shall be automatically and unconditionally released and discharged;

WHEREAS, Magic Johnson Theatres Limited Partnership (the “Former Subsidiary Guarantor”) has been released and discharged in full from its obligations under its Guarantees of (a) the Credit Facility and related documentation and (b) all other Indebtedness of the Company and its Subsidiaries; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Securityholder.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Release of the Former Subsidiary Guarantor

SECTION 2.1 Release of the Former Subsidiary Guarantor. The Former Subsidiary Guarantor hereby is no longer a party to the Indenture as a Guarantor and as such will not have any of the rights as Guarantor and is hereby released from all of the obligations and agreements of a Guarantor under the Indenture.

ARTICLE III

Miscellaneous

SECTION 3.1 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.2 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.3 Ratification of Indenture; Supplemental Indenture Part of Indenture; Ratification of Subsidiary Guarantee. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.  The Subsidiary Guarantee of the Guarantors is in all respects ratified and confirmed and all terms, conditions and provisions thereof shall remain in full force and effect notwithstanding the release of the Former Subsidiary Guarantor.

SECTION 3.4 Trustee not Responsible. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which is made solely by the Company.

SECTION 3.5 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.6 Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

AMC ENTERTAINTMENT INC.

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION, as
Trustee

By:
Name:
Title:

GUARANTORS LISTED ON SCHEDULE I TO THIS SUPPLEMENTAL INDENTURE, as Guarantors

By:
Name:
Title:

DOWNTOWN BOSTON CINEMAS, LLC
LOEWS NORTH VERSAILLES CINEMAS, LLC
LOEWS PLAINVILLE CINEMAS, LLC
METHUEN CINEMAS, LLC
OHIO CINEMAS, LLC
RICHMOND MALL CINEMAS, LLC
SPRINGFIELD CINEMAS, LLC
WATERFRONT CINEMAS, LLC,
as Guarantors

By:	PLITT THEATRES, INC., as Sole Member

By:
Name:
Title:

GATEWAY CINEMAS, LLC
LEWISVILLE CINEMAS, LLC
LOEWS GARDEN STATE CINEMAS, LLC,
as Guarantors

By:	RKO CENTURY WARNER THEATRES, INC., as Sole Member

By:
Name:
Title:

LOEWS CINEPLEX U.S. CALLCO, LLC,
as Guarantor

By:	LOEWS CINEPLEX THEATRES, INC., as Sole Member

By:
Name:
Title:

LOEKS-STAR PARTNERS,
as Guarantor

By:	STAR THEATRES OF MICHIGAN, INC., as General Partner

By:
Name:
Title:

Schedule I

AMC Card Processing Services, Inc.

AMC Entertainment International, Inc.

AMC-GCT, Inc.

AMC Realty, Inc.

American Multi-Cinema, Inc.

Centertainment, Inc.

Club Cinema of Mazza, Inc.

GCT Pacific Beverage Services, Inc.

National Cinema Network, Inc.

Premium Cinema of Yorktown, Inc.

Premium Theater of Framingham, Inc.

Premium Theatre of Mayfair, Inc.

71st & 3rd Ave. Corp

Brick Plaza Cinemas, Inc.

Cityplace Cinemas, Inc

Crescent Advertising Corporation

Crestwood Cinemas, Inc.

Eton Amusement Corporation

Fall River Cinema, Inc.

Farmers Cinemas, Inc.

Forty-Second Street Cinemas, Inc.

Fountain Cinemas, Inc.

Hawthorne Amusement Corporation

Hinsdale Amusement Corporation

Illinois Cinemas, Inc.

Jersey Garden Cinemas, Inc.

Kips Bay Cinemas, Inc.

Lance Theatre Corporation

LCE AcquisitionSub, Inc.

LCE Mexican Holdings, Inc.

Liberty Tree Cinema Corp.

Loeks Acquisition Corp.

Loews Akron Cinemas, Inc.

Loews Arlington Cinemas, Inc.

Loews Arlington West Cinemas, Inc.

Loews Astor Plaza, Inc.

Loews Baltimore Cinemas, Inc.

Loews Bay Terrace Cinemas, Inc.

Loews Berea Cinemas, Inc.

Loews Boulevard Cinemas, Inc.

Loews Bristol Cinemas, Inc.

Loews Broadway Cinemas, Inc.

Loews California Theatres, Inc.

Loews Centerpark Cinemas, Inc.

Loews Century Mall Cinemas, Inc.

Loews Cheri Cinemas, Inc.

Loews Cherry Tree Mall Cinemas, Inc.

Loews Chicago Cinemas, Inc.

Loews Cineplex Entertainment Gift Card Corporation

Loews Cineplex International Holdings, Inc.

Loews Cineplex Theatres Holdco, Inc.

Loews Cineplex Theatres, Inc.

Loews Citywalk Theatre Corporation

Loews Connecticut Cinemas, Inc.

Loews Crystal Run Cinemas, Inc.

Loews Deauville North Cinemas, Inc.

Loews East Hanover Cinemas, Inc.

Loews East Village Cinemas, Inc.

Loews Elmwood Cinemas, Inc.

Loews Fort Worth Cinemas, Inc.

Loews Freehold Mall Cinemas, Inc.

Loews Fresh Pond Cinemas, Inc.

Loews Greenwood Cinemas, Inc.

Loews Houston Cinemas, Inc.

Loews Lafayette Cinemas, Inc.

Loews Levittown Cinemas, Inc.

Loews Lincoln Plaza Cinemas, Inc.

Loews Lincoln Theatre Holding Corp.

Loews Meadowland Cinemas 8, Inc.

Loews Meadowland Cinemas, Inc.

Loews Merrillville Cinemas, Inc.

Loews Montgomery Cinemas, Inc.

Loews Mountainside Cinemas, Inc.

Loews New Jersey Cinemas, Inc.

Loews Newark Cinemas, Inc.

Loews Orpheum Cinemas, Inc.

Loews Palisades Center Cinemas, Inc.

Loews Pentagon City Cinemas, Inc.

Loews Piper’s Theaters, Inc.

Loews Richmond Mall Cinemas, Inc.

Loews Ridgefield Park Cinemas, Inc.

Loews Rolling Meadows Cinemas, Inc.

Loews Roosevelt Field Cinemas, Inc.

Loews Stonybrook Cinemas, Inc.

Loews Theatre Management Corp.

Loews Theatres Clearing Corp.

Loews Toms River Cinemas, Inc.

Loews Trylon Theatre, Inc.

Loews USA Cinemas Inc.

Loews Vestal Cinemas, Inc.

Loews Washington Cinemas, Inc.

Loews West Long Branch Cinemas, Inc.

Loews–Hartz Music Makers Theatres, Inc.

LTM New York, Inc.

LTM Turkish Holdings, Inc.

Mid–States Theatres, Inc.

Music Makers Theatres, Inc.

New Brunswick Cinemas, Inc.

Nickelodeon Boston, Inc.

North Star Cinemas, Inc.

Parkchester Amusement Corporation

Parsippany Theatre Corp.

Plitt Southern Theatres, Inc.

Plitt Theatres, Inc.

Poli–New England Theatres, Inc.

Putnam Theatrical Corporation

Red Bank Theatre Corporation

RKO Century Warner Theatres, Inc.

Rosemont Cinemas, Inc.

S & J Theatres, Inc.

Sack Theatres, Inc.

Skokie Cinemas, Inc.

South Holland Cinemas, Inc.

Star Theatres of Michigan, Inc.

Star Theatres, Inc.

Stroud Mall Cinemas, Inc.

Talent Booking Agency, Inc.

The Walter Reade Organization, Inc.

Theater Holdings, Inc.

Thirty–Fourth Street Cinemas, Inc.

U.S.A. Cinemas, Inc.

Webster Chicago Cinemas, Inc.

White Marsh Cinemas, Inc.

Woodfield Cinemas, Inc.

Woodridge Cinemas, Inc.